UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

Master Silicon Carbide Industries, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-52988	26-0291849
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

558 Lime Rock Road, Lakeville, Connecticut		06039
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

Paragon SemiTech USA, Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17CFR230.425)
[ ]  Soliciting material pursuant to Rule14a-12 under the Exchange Act  (17CFR240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17CFR240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17CFR240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2008, Paragon SemiTech USA, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware Certificate of Amendment to Certificate of Incorporation to effect the following two corporate actions:

Effective November 12, 2008, the Company changed its name from “Paragon SemiTech USA, Inc.” to “Master Silicon Carbide Industries, Inc.”. The Company believes that the new name will better identify the Company with the business conducted by its indirectly wholly owned subsidiary in China, Yili Master Carborundum Production Co., Ltd., namely, the production and sale of silicon carbide.

On November 12, 2008, the Company effected a 1 for 10 reverse split of its outstanding Common Stock (the “Reverse Split”). Pursuant to the Reverse Split, every 10 of the outstanding shares of the Company’s Common Stock on the effective date of the Reverse Split will be automatically converted into 1 share of its Common Stock. The Reverse Split will not alter the number of shares of the Common Stock the Company is authorized to issue, but will simply reduce the number of shares of its Common Stock issued and outstanding. Immediately before the Reverse Split there were 19,256,000 shares of Common Stock issued and outstanding. Immediately after giving effect to the Reverse Split there were approximately 1,925,600 shares of Common Stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation *

*	Incorporated by reference to Exhibit C to the definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on October 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008

Master Silicon Carbide Industries, Inc.

(Registrant)

By:	/s/ Mary E. Fellows
Mary E. Fellows
Title: Executive Vice President and Secretary